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                                                                    Exhibit 99.1

           Certification Pursuant To 8 U.S.C. Section 1350, As Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



         In connection with the amendment to the quarterly report of Motient Corporation, a Delaware corporation (the "Company"), on Form 10-Q/A for the period ending March 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher W. Downie, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, in my capacity as principal executive officer and principal financial officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:


          1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                            /s/ Christopher W. Downie
                                            ----------------------------
                                            Christopher W. Downie

                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Treasurer

                                            March 19, 2004